                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

            [_]  Preliminary Proxy       [_]  Definitive
              Statement                  Additional Materials

            [_]  Confidential, for       [_]  Soliciting Material
              Use of the Commission         Pursuant to
              Only                          /section/240.14a-11(c)
               (as permitted by Rule            or
               14a-6(e)(2))                     /section/240.14a-12

            [X]  Definitive Proxy
              Statement

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                            1810 N.E. 144TH STREET
                          NORTH MIAMI, FLORIDA 33181
                                (305) 944-7710

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 8, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), will be held on August 8, 2002 at 11:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

   (1) To elect five persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until the election and qualification of their respective successors;

   (2) To approve an amendment to our Articles of Incorporation to change our corporate name to "AESP, Inc.;" and

   (3) To transact such other business as may properly come before the meeting.

   Pursuant to the Company's By-Laws, the Board of Directors has fixed the close of business on June 17, 2002 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

   A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Roman Briskin

                                          Roman Briskin,
                                          Corporate Secretary

North Miami, Florida
June 27, 2002

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                            1810 N.E. 144TH STREET
                          NORTH MIAMI, FLORIDA 33181
                                (305) 944-7710

                               -----------------

                                PROXY STATEMENT

                               -----------------


   The enclosed proxy is solicited by the Board of Directors of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 8, 2002 at 11:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181. The approximate date on which this Proxy Statement and the enclosed proxy will be sent to shareholders will be June 27, 2002. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted by the persons therein named at the meeting:
(i) for the election of five directors to serve until the next Annual Meeting of Shareholders, or until their successors are elected and qualified; (ii) in favor of the amendment to the Company's Articles of Incorporation to change the corporate name to AESP, Inc.; and (iii) in their discretion, upon such other business as may properly come before the meeting.

   Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States. The cost of the Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

   Representatives of the Company's independent auditors are not expected to attend the Annual Meeting.

   At the close of business on June 17, 2002 (the "Record Date"), the Company had outstanding 4,596,721 shares of $.001 par value common stock ("Common Stock"). Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock.

   Two of the Company's directors who collectively own an aggregate of 1,552,014 shares (33.8%) of the Company's outstanding Common Stock (assuming no exercise of stock options held by such directors) have advised the Company that they intend to vote in favor of the proposals to be considered at the meeting.

   Shares represented by proxies which are marked "abstain" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

   A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices located at 1810 N.E. 144th Street, North Miami, Florida 33181 for a period of ten days prior to the Annual Meeting for examination by any shareholder.

   A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                              BOARD OF DIRECTORS

   Each of our directors currently holds office until his or her successor is elected and qualified. At present, our By-Laws provide for not less than one director nor more than twelve directors. Currently, we have five directors. Our By-Laws permit our Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his or her successor is elected and qualified. Officers serve at the discretion of our Board of Directors. Our officers devote their full time to our business. As of April 25, 2002, the members of the Board of Directors are as follows:

                                                                               Director
Name                      Age Positions                                         Since
----                      --- ---------                                        --------
Slav Stein............... 57  President, Chief Executive Officer and Director    1983
Roman Briskin............ 52  Executive Vice President, Secretary and Director   1984
Terrence R. Daidone(1)(2) 42  Director                                           1997
William B. Coldrick(1)(2) 60  Director                                           1997
Leonard Sokolow(1)(2).... 45  Director                                           1999

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

Business Experience

   The principal occupation and business experience for each of our directors for at least the past five years is as follows:

   Mr. Stein is one of our founders and has been employed by us in a senior executive capacity since our formation in 1983. Mr. Stein has served as President, Chief Executive Officer and a director of our company since our IPO in February 1997. Mr. Stein is also one of our principal shareholders. See "Principal Shareholders," "Employment Agreements," and "Certain Relationships and Related Transactions."

   Mr. Briskin has been one of our senior executive officers since 1984. He has served as Executive Vice President, Secretary/Treasurer (Treasurer until May
2000) and a director of our company since our IPO. Mr. Briskin is also one of our principal shareholders. See "Principal Shareholders," "Employment Agreements," and "Certain Relationships and Related Transactions."

   Mr. Daidone has served as one of our directors since our IPO. Mr. Daidone has been Vice President of Sales and Marketing of Fugate and Associates, Inc./ERS Imaging Supplies, Inc., a private corporation engaged in the collection and distribution of empty printer cartridges, since January 1996. From 1993 to 1996, Mr. Daidone served as director of Mass Merchant Operations with Nashua Corporation, a company engaged in the manufacturing of coated products.

   Mr. Coldrick has served as one of our directors since June 1997. Mr. Coldrick is also a director of Focus Enhancements, Inc., a Delaware corporation, where he has served since 1993. Mr. Coldrick is retired. Prior to his retirement, Mr. Coldrick served in various senior capacities with Apple Computer and Unisys Corporation. Mr. Coldrick currently acts as an investor in and a consultant to several companies.

   Mr. Sokolow has been a director of our company since November 1999. Since November 1999, Mr. Sokolow has been CEO and President of vFinance Inc., an investment banking and brokerage firm. Since August 1993, Mr. Sokolow has also been President of Genesis Partners, Inc., a private financial business consulting firm. Mr. Sokolow was Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a closed-end management investment company, from August 1994 to December 1998.

Meetings of the Board and Committees

   The Board of Directors held a total of three meetings and acted on four occasions by written consent during the year ended December 31, 2001. Additionally, the Audit Committee met on five occasions during 2001. Each member of the Board of Directors attended at least 75 percent of the meetings except Mr. Briskin, who attended 67 percent of the meetings, and Mr. Sokolow, who attended 50 percent of the meetings.

Nominees to the Board

   At the Annual Meeting, five directors will be elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Board of Directors has nominated the following persons for election to the Board of Directors: Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and Leonard Sokolow. For information regarding the candidates for election, see the biographical information set forth above.

   The Company will consider director candidates for the next annual meeting recommended by shareholders of the Company. Any shareholder wishing to submit a recommendation to the Company with respect to the 2003 Annual Meeting of Shareholders should send a signed letter of recommendation to Advanced Electronic Support Products, Inc., 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary. To be considered, recommendation letters must be received prior to March 31, 2003, must state the reasons for the recommendations and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations. The recommendation letter must also include a statement indicating that such nominee has consented to being named in the Proxy Statement and to serve if elected.

Committees of the Board of Directors

   The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has established several committees to assist it in carrying out its duties. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Descriptions of the role of each committee are set forth below in "Audit Committee" and "Board Compensation Committee Report on Executive Compensation."

Audit Committee

   The audit committee of the Board of Directors (the "Audit Committee") is composed of three non-employee directors, each of whom is an "independent director" under the rules of the National Association of Securities Dealers governing the qualifications of the members of audit committees. The members of the Audit Committee are William B. Coldrick, Terrence R. Daidone and Leonard Sokolow.

   The Audit Committee is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. It oversees the Company's financial reporting process on behalf of the Board of Directors, reviews the Company's financial disclosures, and meets privately, outside the presence of Company management, with the Company's independent auditors to discuss the Company's internal accounting control policies and procedures. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also considers and recommends the selection of the Company's independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors' fees. The Audit Committee operates under a written charter adopted by the Board of Directors.

   The Audit Committee meetings are designed to facilitate and encourage private communication between the members of the Audit Committee, and the Company's independent public auditors, BDO Seidman, LLP.

   During 2001, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 relating to the conduct of the audit, and under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also considered the compatibility of non-audit services with the auditors' independence and determined that the services provided are compatible with maintaining BDO Seidman's independence. For the year ended December 31, 2001, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $312,699, of which $242,745 related to auditing services and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, $0 related to information technology consulting services and $69,954 related to all other services.

   Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Audit Committee and Board of Directors will consider in the future whether to recommend the selection of BDO Seidman, LLP as the Company's independent auditors for fiscal 2002.

                                          AUDIT COMMITTEE

                                          William B. Coldrick
                                          Terrence R. Daidone
                                          Leonard Sokolow

Compensation of Directors

   Directors who are not employees of the Company are annually granted options to purchase 25,000 shares of the Company's Common Stock at an option exercise price equal to the closing price of the Common Stock on the date of grant. These options vest immediately. Directors also receive $3,000 per year for service on the Board of Directors and on committees of the Board of Directors. Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. All directors are also reimbursed for expenses incurred in attending Board of Directors meetings.

                              EXECUTIVE OFFICERS

   The following list reflects our executive officers, as of the date of this Proxy Statement, the capacity in which they serve our company, and when they took office:

                                                                Executive
     Name          Age Position                               Officer Since
     ----          --- --------                               -------------
     Slav Stein... 57  President, Chief Executive Officer         1983
     Roman Briskin 52  Executive Vice President and Secretary     1984
     Stephen Daily 44  Vice President Signamax Division           2000
     Roy Rafalco.. 46  Chief Financial Officer and Treasurer      2000

Business Experience

   MR. STEIN. See the biographical information contained in "Board of Directors."

   MR. BRISKIN. See the biographical information contained in "Board of Directors."

   MR. DAILY. Mr. Daily became a Vice President in September 2000. In 1990, Mr. Daily founded Interlink Technologies, a manufacturer of premise cabling and connectivity products, where he remained as President until 1998 when that company was sold. Thereafter, until joining us, Mr. Daily was a consultant for various companies including ourselves.

   MR. RAFALCO. Mr. Rafalco joined us in May 2000. Prior to joining us, for more than the last five years Mr. Rafalco was the Chief Financial Officer and President of TopSpeed Corporation, a worldwide publisher of Windows and Internet software development tools, and during his last year with that company, Mr. Rafalco also served as that company's Chief Executive Officer.

Family Relationships

   There are no family relationships between or among any of our directors and executive officers.

                            EXECUTIVE COMPENSATION

   The following table shows remuneration paid or accrued by us during the year ended December 31, 2001, and for each of the two preceding years, to our Chief Executive Officer and to each of our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                                         Annual Compensation             Long-Term Compensation
                                ------------------------------------- -----------------------------
                                                                             Awards         Payouts
                                                                      --------------------- -------
                                                                      Restricted Securities
                                Fiscal                   Other Annual   Stock    Underlying  LTIP    All Other
                                 Year             Bonus  Compensation   Awards    Options/  Payouts Compensation
Name and Principal Position     Ended  Salary ($) ($)(1)    ($)(2)       ($)      SARs ($)    ($)      ($)(3)
---------------------------     ------ ---------- ------ ------------ ---------- ---------- ------- ------------
Slav Stein.....................  2001   217,311       --    6,000         --       75,000     --       5,932
    President and Chief          2000   199,650   24,945    6,000         --      175,000     --       5,579
    Executive Officer            1999   180,000   31,814    6,000         --       25,000     --       4,378

Roman Briskin..................  2001   217,311       --    6,000         --       75,000     --       5,459
    Executive Vice President     2000   199,650   24,945    6,000         --      175,000     --       5,106
    and Secretary                1999   180,000   31,814    6,000         --       25,000     --       3,905

Stephen Daily..................  2001   130,000       --       --         --       50,000     --       2,600
    Vice President               2000   130,000       --       --         --       20,000     --          --
    Signamax Division

Roy Rafalco....................  2001   116,515   22,600       --         --       60,000     --         210
    Chief Financial Officer      2000   110,000       --       --         --       20,000     --          --
    and Treasurer

--------
(1) Bonus paid to Messrs. Stein and Briskin is based on a percentage of pre-tax income pursuant to current employment agreements. In 2000, Messrs. Stein and Briskin voluntarily elected to reduce their bonus percentage for 2000. See "Employment Agreements."
(2) Messrs. Stein and Briskin each receive an automobile allowance of $6,000 per year pursuant to the terms of their employment agreements with the Company. See "Employment Agreements."
(3) Messrs. Stein, Briskin, Rafalco and Daily received partially matched contributions as part of the Company's 401(k) Plan. Table includes value of $500,000 term life insurance policy which the Company purchases for the benefit of each of Messrs. Stein and Briskin.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning options granted during the fiscal year ended December 31, 2001 to the persons named in the preceding summary compensation table under the caption "Executive Compensation":

                                                               Potential Realizable
                                                                   Value At
                                                                Assumed Annual
                                                                   Rates of
                                                                 Stock Price
                                                                 Appreciation
                             Individual Grants                 for Option Term(1)
              ------------------------------------------------ --------------------
               Number of    % of Total
               Securities  Options/SARS
               Underlying   Granted to  Exercise of
              Options/SARS Employees in Base Price  Expiration
Name           Granted(#)  Fiscal Year     ($SH)       Date     5%($)     10%($)
----          ------------ ------------ ----------- ----------  -------   --------
Slav Stein...    75,000        17.0%       1.625     04/05/11  $76,647   $194,237
Roman Briskin    75,000        17.0%       1.625     04/05/11  $76,647   $194,237
Stephen Daily    25,000         5.7%       1.625     04/05/11  $25,549   $ 64,746
                 25,000         5.7%        1.65     12/13/11  $25,942   $ 65,742
Roy Rafalco..    20,000         4.5%       1.625     04/05/11  $20,439   $ 51,797
                 15,000         3.4%        2.85     07/30/11  $26,885   $ 68,132
                 25,000         5.7%        1.65     12/13/11  $25,942   $ 65,742

--------
(1) These amounts represent assumed rates of appreciation in the price of common stock during the term of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in the table will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

   The following table sets forth information concerning the value of unexercised stock options at the end of the 2001 fiscal year for the persons named in the preceding summary compensation table under the caption "Executive Compensation":

                                            Number of
                                            Securities        Value of
                                            Underlying       Unexercised
                                           Unexercised      In-The-Money
                                           Options/SARs     Options/SARs
                                        At Fiscal Year-End At Fiscal Year-
                     Shares                    (#)             End($)
                    Acquired    Value   ------------------ ---------------
                   on Exercise Realized    Exercisable/     Exercisable/
     Name              (#)       ($)      Unexercisable     Unexercisable
     ----          ----------- -------- ------------------ ---------------
     Slav Stein...     --         --     450,000/180,250   128,250/54,075
     Roman Briskin     --         --     450,000/180,250   128,250/54,075
     Stephen Daily     --         --       45,000/25,000      2,250/2,500
     Roy Rafalco..     --         --       56,666/23,334      2,250/2,500

--------
(1) Computed based upon the difference between the closing price of our common stock at December 31, 2001 ($1.80) and the exercise price of the outstanding options. No value has been assigned to options which are not in-the-money. As of the Record Date, the closing price of our common stock was $1.01, and all of our outstanding options were out-of-the-money.

                             EMPLOYMENT AGREEMENTS

   On February 19, 1997, Messrs. Stein and Briskin each entered into employment agreements with the Company. The term of such employment agreements (subject to earlier termination for cause) was initially for a period of five years and currently continues for successive one-year terms unless canceled by either party. During the term of such employment agreements, Messrs. Stein and Briskin each receive a base salary (currently $220,000 in 2002) which increases annually by 10 percent of the prior year's salary plus the increase in the consumer price index, which annual increase may not, in any event, exceed 20 percent of the prior year's salary. In addition, Messrs. Stein and Briskin are each entitled to receive an annual bonus equal to five percent of our pre-tax net income in each fiscal year. We provide each of Messrs. Stein and Briskin with an automobile allowance of $500 per month and a term life insurance policy in the amount of $500,000.

   In the event that during the term of such employment agreements there is a change of control of the Company which has not been approved by the Board of Directors, Messrs. Stein and Briskin will have the option to terminate their employment with the Company within three months of the change of control and receive a lump sum payment of $750,000 each. In such event, all previously granted stock options would become automatically vested. If the Board of Directors approves a change of control, Messrs. Stein and Briskin may terminate their employment, but would only be entitled to receive a payment equal to the prior year's annual salary and to become automatically vested in a portion of their stock options equal to their percentage completion of the term of their employment agreement. For purposes of the employment agreements, a "change in control" is defined as an event that: (i) would be required to be reported in response to Item 6(e) of Schedule 14(a) of Regulation 14A under the Exchange Act; or (ii) causes a person other than Messrs. Stein and Briskin to beneficially own more than 30 percent of the Company's outstanding securities. As part of such employment agreements, each of Messrs. Stein and Briskin have agreed not to compete against the Company for a 12-month period following the termination of their employment with the Company for any reason other than a change in control without the approval of the Board of Directors.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Pursuant to our Articles of Incorporation and By-Laws, our officers and directors shall be indemnified by us to the fullest extent allowed under Florida law for claims brought against them in their capacities as officers and directors. Indemnification is allowed if the officer or director acts in good faith and, in the case of conduct in his or her official capacity, in a manner reasonably believed to be in the best interests of the company, or in all other cases, with a reasonable belief that his or her conduct was at least not opposed to our best interests. In the case of criminal proceedings, an officer or director should have no reasonable cause to believe his conduct was unlawful. Accordingly, it is possible that indemnification may occur for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The underwriting agreement from the Company's initial public offering also contained provisions under which the Company and its underwriters have agreed to indemnify each other (including officers and directors) against certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Company's directors, officers and controlling persons, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                               STOCK OPTION PLAN

   The Company has adopted the 1996 Stock Option Plan, as amended (the "1996 Plan"). Pursuant to the 1996 Plan, options to acquire a maximum of 530,000 shares of Common Stock may be granted to directors, executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. As of the Record Date, options to purchase 473,068 shares of Common Stock are outstanding under the 1996 Plan (287,114 of which are currently vested).

   The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Compensation Committee also interprets the provisions of the 1996 Plan and makes all other determinations that it may deem necessary or advisable for the administration of the 1996 Plan.

   Pursuant to the 1996 Plan, the Company may grant both ISOs (Incentive Stock Options) and NQSOs (Non-Qualified Stock Options). The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the 1996 Plan are required to be at least equal to the per share fair market value of the Common Stock on the date particular options are granted. Options granted under the 1996 Plan may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1996 Plan may be granted to an individual owning more than 10 percent of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110 percent of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

   Generally, unless otherwise determined by the Compensation Committee or the Board of Directors, options granted under the 1996 Plan remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

   Pursuant to the 1996 Plan, unless otherwise determined by the Compensation Committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the 1996 Plan shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company. A "change in control" of the Company generally is deemed to occur when (i) any person becomes the beneficial owner of or acquires voting control with respect to more than 20 percent of the Common Stock (or 35 percent if such person is a holder of Common Stock on the effective date of the IPO) (ii) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75 percent of the individuals who constitute the then existing Board of Directors; or (iii) the Company's shareholders approve the sale of substantially all of the Company's assets.

   ISOs granted under the 1996 Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

                           TOTAL OPTIONS OUTSTANDING

   The Company has a substantial number of stock options outstanding. Many of the outstanding options (including a substantial portion of the options granted to non-employee directors and principal executive officers) were granted outside of the 1996 Plan pursuant to individual stock option agreements. At the date of this Proxy Statement, the following options were outstanding: (i) options to purchase an aggregate 297,000 shares of Common Stock held by consultants; (ii) options to purchase an aggregate of 1,660,500 shares of Common Stock held by the Company's two principal executive officers (who are also the Company's principal shareholders); (iii) options to purchase an aggregate of 373,250 shares of Common Stock held by the Company's non-employee Directors; and (iv) options to purchase an aggregate of 446,368 shares of Common Stock held by employees.

                               PERFORMANCE GRAPH

   The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Standard & Poor's ("S&P") 500 Index and the Russell 2000 index, for the period between the Company's initial public offering on February 13, 1997 and December 31, 2001.

   These indices relate only to stock prices during the period covered by the graph; they do not purport to afford direct comparison of the business or financial performance of the companies comprising such indices with the Company nor with each other.

                                          [CHART]


                                           2/13/97   12/97    12/98    12/99    12/00    12/01
                                           -------   ------   ------   ------   ------   ------
Advanced Electronic Support Products, Inc. 100.00     52.08    21.88    27.60    26.04    30.00
S&P 500                                    100.00    125.52   161.39   195.35   177.57   156.46
Russell 2000                               100.00    119.97   116.91   141.76   137.48   140.90



         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee of the Board of Directors (the "Compensation Committee") is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the bases for their award, stock option plans and other benefits. Each of the members of the Compensation Committee is an independent outside director of the Company.

   In determining compensation for the Company's Chief Executive Officer and senior executive officers, the Compensation Committee has generally considered the overall performance of the Company during the prior fiscal year, the individual executive officer's contribution to the achieving of operating goals and business objectives and levels of compensation of companies similar in size and development to the Company.

   It is the Compensation Committee's view that the Chief Executive Officer and the senior executives' interests should complement those of the shareholders. Accordingly, a substantial portion of the Chief Executive Officer and the senior executives' compensation above a base salary is intended to be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for the Chief Executive Officer and executives to achieve long-term Company objectives and increase shareholder value.

                                          COMPENSATION COMMITTEE

                                          William B. Coldrick
                                          Terrence R. Daidone
                                          Leonard Sokolow

Compensation Committee Interlocks and Insider Participation

   During the last fiscal year, no members of the Company's Compensation Committee are or were current or former employees of the Company, and there were no material transactions between the Company and any of the members of the Compensation Committee.

Compliance with Section 16(A)

   Based solely upon our review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 (the "Exchange Act"), during our fiscal year ended December 31, 2001, and any Forms 5 and amendments thereto furnished to us with respect to such fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of
Item 405 of Regulation S-K, except as set forth below, no person who at any time during the fiscal year ended December 31, 2001 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act, failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2001. In that regard, each of our officers and directors were late in filing their Form 5 relating to their ownership of Company securities during 2001.

                            PRINCIPAL SHAREHOLDERS

   As of the Record Date, we had outstanding 4,596,721 shares of our common stock. The following table sets forth, as of the Record Date, certain information regarding our common stock owned of record or beneficially by: (i) each person who owns beneficially more than 5% of our outstanding common stock;
(ii) each of our directors; and (iii) all directors and executive officers as a group.

                                                                Beneficial Ownership
                                                                of Common Stock(1)
                                                                -------------------
Name and Address of Beneficial Owner(1)                          Shares     Percent
---------------------------------------                          ---------  -------
Slav Stein(2).................................................. 1,401,007    26.8%
Roman Briskin(2)............................................... 1,401,007    26.8%
Terrence R. Daidone(3).........................................   155,000     3.3%
William B. Coldrick(3).........................................   137,000     2.9%
Leonard Sokolow(3).............................................    81,250     1.7%
Steve Daily(3)(4)..............................................    45,000     1.0%
Roy Rafalco(3)(5)..............................................    56,666     1.2%
All directors and executive officers as a group (7 persons) (6) 3,276,930    51.8%

--------
(1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. The address for each beneficial owner is c/o Advanced Electronic Support Products, Inc., 1810 N.E. 144th Street, North Miami, Florida 33181.
(2) Includes options to purchase 625,000 shares of Common Stock issuable upon the exercise of vested stock options. Excludes unvested options to purchase 205,250 shares of Common Stock.
(3) Shares of Common Stock issuable upon the exercise of vested stock options.
(4) Excludes unvested stock options to purchase 25,000 shares of Common Stock.
(5) Excludes unvested stock options to purchase 23,334 shares of Common Stock.
(6) Includes vested stock options to purchase an aggregate of 1,724,917 shares of Common Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company is a party to a lease with RSB Holdings, Inc., a Florida corporation ("RSB Holdings"), pursuant to which it leases its corporate headquarters and warehouse in North Miami, Florida. The Company makes annual payments under such lease in the amount of approximately $43,200. Messrs. Stein and Briskin each own 50 percent of the issued and outstanding common stock of RSB Holdings, and are its sole officers and directors.

   In January 2002, the Company converted $152,000 due to Messrs. Stein and Briskin into 190,000 shares of the Company's Common Stock (at a conversion price of $.80 per share, which was the fair market value on the date of conversion). Such debt related, among other matters, to amounts due Messrs. Stein and Briskin through the end of 2001 under their employment agreements.

   The Company believes that all the foregoing related-party transactions were on terms, as a whole, no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. All transactions with affiliates have been approved by a majority of disinterested directors of the Company.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

   At the Annual Meeting, five directors will be elected to serve on the Company's Board of Directors. The five directors will be elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

   It is intended that proxies will be voted for the following nominees: Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and Leonard Sokolow. Brief biographies of each of the nominees for director are set forth under "Board of Directors."

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

            PROPOSAL 2.  AMENDMENT TO OUR ARTICLES OF INCORPORATION

   Our Board of Directors has proposed amending our Articles of Incorporation to change our name from "Advanced Electronic Support Products, Inc." to "AESP, Inc." We are seeking shareholder approval to amend our Articles of Incorporation to change the name of our company to further our strategic marketing objective to make the brand name "AESP" synonymous with state-of-the-art hardware in the computer connectivity and networking equipment market.

   THE BOARD OF DIRECTORS BELIEVES THAT THE NAME CHANGE, AND ACCORDINGLY, THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION, ARE IN THE BEST INTERESTS OF OUR COMPANY AND OUR SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                                VOTES REQUIRED

   The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve each of the foregoing proposals. Assuming no exercise of outstanding warrants and options, Messrs. Stein and Briskin own collectively 1,552,014 shares of our Common Stock, representing approximately 33.8% of our outstanding common stock. Messrs. Stein and Briskin have advised the Company that they each intend to vote in favor of Proposal 1 and Proposal 2.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company not later than March 31, 2003 at its principal executive offices, 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2003 Annual Meeting of Shareholders.

                            ADDITIONAL INFORMATION

   The Company will furnish without charge to any shareholder submitting a written request the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to the Company, Attention: Corporate Secretary, at the address set forth above.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Roman Briskin
                                          Roman Briskin,
                                          Corporate Secretary

June 27, 2002
North Miami, Florida

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                             1810 N.E. 144th Street
                           North Miami, Florida 33181

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Slav Stein and Roman Briskin, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $0.001 par value, of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company") which the undersigned would be entitled to vote at the 2002 Annual Meeting of Shareholders to be held at the executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 at 11:00 a.m., local time, on August 8, 2002, or any adjournment thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this Proxy and, in their discretion, upon any other business as may come before the meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH
                           OF THE FOLLOWING PROPOSALS:

1. Proposal 1 - Election of directors. Election of the following persons as directors of the Company:

        Slav Stein   Roman Briskin   Terrence R. Daidone   William B. Coldrick
                                Leonard Sokolow

                    [ ] FOR all nominees except as indicated

                 [ ] WITHHOLD authority to vote for all nominees

(INSTRUCTION: To withhold authority to vote for an individual nominee,strike a line through that nominee's name in the list above.)

2. Proposal 2 - Amendment to our Articles of Incorporation:

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                   (Continued and to be signed on other side)

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals as set forth herein.

     The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

                                       Date: ----------------------------, 2002.

                                       ----------------------------------------
                                                    Signature

                                       ----------------------------------------
                                             Name(s) (typed or printed)

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                                   Address(es)

                                       Please sign exactly as name appears on
                                       this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                             NO POSTAGE IS REQUIRED.